Exhibit 6.2

Investor:   HNR West Tech LLC

WEST TECH INDUSTRIAL PROPERTY INVESTORS LP

INVESTOR LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AGREEMENT

To:	West Tech Industrial Property Investors LP
700 N. Pearl Street, Suite N-1650
Dallas, Texas 75201

Ladies and Gentlemen:

The undersigned (the “Subscriber”) hereby subscribes to and agrees to purchase from West Tech Industrial Property Investors LP, and its general partner, West Tech Property Investors GP LLC (the “Partnership”) the following Limited Partnership Interests in the Partnership (the “Investor Limited Partnership Interests”):

Amount :                   $ 200,000

Subscription

The undersigned is of legal age and hereby subscribes for Investor Limited Partnership Interests in the amount designated above, upon the terms and conditions set forth herein, and hereby tenders to the Partnership the following completed and executed documents:

(1)	This Subscription Agreement.

(2)	Signature Page for West Tech Industrial Property Investors LP, Limited Partnership Agreement.

(3)	A check, draft or similar instrument, or wire-transfer in the amount of the purchase amount.

The amount paid and the documents required to be delivered by the undersigned to the Partnership upon subscription for the Investor Limited Partnership Interests, as set forth above, is called the undersigned's "Subscription." Notwithstanding the foregoing, execution of this Subscription Agreement, followed by delivery to the Partnership without an accompanying check (or wire-transfer) as hereinabove provided, nonetheless evidences the undersigned's contractual commitment to subscribe to the Investor Limited Partnership Interests designated by the undersigned on the signature page of this Agreement and to forthwith remit, upon demand, an amount equal to the Subscription for the Investor Limited Partnership Interests.

The undersigned agrees that the Partnership may, in its sole discretion, decline to accept the undersigned’s Subscription, in which case the undersigned's check and all documents tendered therewith will be promptly returned. The undersigned further understands that if the Partnership accepts this Subscription, such acceptance will be signified by executing the Subscription Agreement and causing a photocopy of such Subscription Agreement to be returned to the undersigned. Upon acceptance of the undersigned’s Subscription, funds tendered for Subscription will be invested in the Partnership.

Conditions to Subscription

The undersigned understands and agrees that this Subscription is made subject to the following terms and conditions:

(1)	The Partnership shall have the right to reject this Subscription for any reason.

(2)	The Partnership shall have no obligation to accept subscriptions in the order received.

(3)	The Investor Limited Partnership Interests purchased upon acceptance of this Subscription will only be registered in the name of the undersigned.

(4)	The undersigned agrees to execute any and all further documents reasonably requested by the Partnership in connection with the purchase of the Investor Limited Partnership Interests.

(5)	The undersigned agrees that, if this Subscription is accepted by the Partnership, the undersigned shall be bound by the terms and conditions of the Partnership Agreement, including, but not limited to, the exercise by the Partnership of the powers and discretion granted therein, and in this Agreement.

Representations of Subscriber

The undersigned hereby represents, covenants, and warrants to the Partnership and its officers, directors, employees, agents and representatives, as follows:

(1)              The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(2)              The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(3)               The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(4)              The undersigned is not on any list of prohibited countries, individuals, organizations and entities that is administered or maintained by the Office of Foreign Assets Control, United States Department of the Treasury, or any other office, agency or department that succeeds to the duties of such office (“OFAC”), including, without limitation: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC), and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(5)              The undersigned is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and the General Partner has or will enact policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(6)              The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(7)               The Investor Limited Partnership Interests for which the undersigned hereby subscribes are being acquired solely for the account of the undersigned, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof; the undersigned has no contract, understanding, undertaking, agreement or arrangement, with any person to sell, transfer or pledge to any person the Investor Limited Partnership Interests for which he, she or it hereby subscribes, or any part thereof; the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement; the undersigned understands the legal consequences of the foregoing representations and warranties to mean that he must bear the economic risk of his investment in the Investor Limited Partnership Interests for an indefinite period of time.

(8)              No sale, distribution, transfer or other disposition of the Investor Limited Partnership Interests can be made by the undersigned unless (i) the Investor Limited Partnership Interests has been registered under the Securities Act of 1933, as amended (the "Act"), and the applicable securities law of any state or other relevant jurisdiction; or (ii) exemptions from such registrations are available, as evidenced by an opinion of counsel, satisfactory to the Partnership, with respect to the proposed sale or disposition.

(9)              The undersigned is knowledgeable and experienced in investments of this sort or has a general understanding and knowledge of such investments; furthermore, the undersigned has such knowledge and experience in financial and business matters that he, she or it is capable of understanding and evaluating the risk of the investment and of making an informed investment decision.

(10)          The undersigned represents that it has been called to his, her or its attention that such investment is speculative and involves a high degree of risk.

(11)           The undersigned (i) has been advised as to the nature of the Investor Limited Partnership Interests and the business and affairs of the Partnership as they relate to the Investor Limited Partnership Interests, (ii) at a reasonable time prior to the date of this Subscription, has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information with respect to the offering and the Investor Limited Partnership Interests necessary to enable the undersigned to verify the accuracy of any information furnished to the undersigned by the Partnership, and (iii) has been given access, if requested, to all underlying documents in connection with this transaction as well as such other information as the undersigned deems necessary or appropriate in evaluating an investment in the Investor Limited Partnership Interests.

Understanding of Securities Law Restrictions

The undersigned hereby confirms to the Partnership his, her or its understanding that:

(1)              The Investor Limited Partnership Interests being acquired by the undersigned have not been registered under the Act, because the issuance of the Investor Limited Partnership Interests to the undersigned is intended to be exempt from registration under the Act pursuant to Regulation D, Rule 506(b) of the Act and comparable exemptions from registration provisions of state securities laws.

(2)              The Partnership is relying on the truth and accuracy of the representations, declarations, documents and warranties made by the undersigned herein, in offering the Investor Limited Partnership Interests for sale to the undersigned and in relying upon applicable exemptions available under the Act and state securities laws.

(3)              The Partnership will not be required to permit or recognize any sale, transfer or other disposition of any of the Investor Limited Partnership Interests at any particular time, or with the passage of time.

(4)              The Partnership is under no obligation to register or to perfect any exemption for resale of the Investor Limited Partnership Interests under the Act or the securities laws of any state or jurisdiction.

Indemnification

The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties hereof, and the undersigned hereby agrees to indemnify and hold harmless the Partnership, and their affiliates, agents and employees from and against any and all loss, damage or liability due to or arising out of any misrepresentation or a breach of any warranties contained herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights, if any, granted under federal or state securities laws.

Notices

All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned or the Partnership at the respective addresses set forth below.

Governing Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

Form W-9, W-8 Information

I understand that the Internal Revenue Service requires the Partnership to deduct “backup withholding” taxes from distributions to subscribers who are U.S. Persons (including resident aliens) unless the subscriber certifies that he, she or it is not subject to backup withholding requirements of U.S. federal income tax laws. The IRS requires the Partnership to obtain this information on a Form W-9 or similar document. If required, a Form W-9 is attached. Subscribers that are not U.S. Persons should provide the applicable properly completed and executed IRS Form W-8.

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SIGNATURE PAGE

FOR WEST TECH INDUSTRIAL PROPERTY INVESTORS LP, SUBSCRIPTION AGREEMENT

Note:	There are two signature pages for you to sign. Please sign this Signature Page and the following Partnership Agreement Signature Page.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.

The undersigned, desiring to purchase the Investor Limited Partnership Interests indicated on the first page of this Subscription Agreement, agrees to be bound by the terms, conditions, and representations and agreements of this Subscription Agreement and the Partnership Agreement as of the _____ day of      7/6/2022           , 202_.

HNR West Tech LLC
Exact Name in Which Investor Limited Partnership Interests is to be Held

For Individual Subscribers:

Signature of the Subscriber	Signature of the Subscriber's spouse or additional subscriber (if applicable)

Manner in which title is to be held (please check one):

Individual	Community Property
Joint Tenants	Tenants in Common
Joint Tenants with Right of Survivorship

For Entity Subscribers:

HNR West Tech LLC
Name of Entity:

Doc Signed by:	/s/ Jesse Prince
By:	Jesse Prince
Title:	Manager

Subscriber’s Address:	Email Address:
527 Primrose lane	jessy@myhappynest.com

(Street)	Phone Number(s)

Superior, CO 80027	646-242-0979
(City) (State) (Zip)

ACCEPTANCE OF SUBSCRIPTION

Accepted by West Tech Industrial Property Investors LP

By West Tech Property Investors GP LLC, its General Partner

Date: 7/12/2022	By:	Brant Brown
	Its:	Manger